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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 10, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                    1-15615                   36-1433610
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
      of Incorporation)                                     Identification No.)


155 North Wacker Drive, Suite 500, Chicago, Illinois               60606
      (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.
                  ------------------------------------------

         On June 10, 2005, the Company entered into an employment agreement with Robert Evans, who will serve as Executive Vice President - Administration and Chief Information Officer of the Company. Mr. Evans's service as Executive Vice President - Administration and Chief Information Officer commenced on June 10, 2005.

         Under the terms of the employment agreement, Mr. Evans will receive an initial annual base salary of $200,000. In addition, in the sole discretion of the Compensation Committee of the Company's Board of Directors, Mr. Evans will have an opportunity to participate in the Company's Management Bonus Plan. Mr. Evans will be paid a minimum bonus of $10,000 for the fiscal year ending January 31, 2006.

         Mr. Evans shall, in the sole discretion of the Compensation Committee, be eligible during his employment with the Company to be granted stock options, restricted stock and/or other equity-based compensation awards. Pursuant to the employment agreement, Mr. Evans was awarded an initial grant of an option to purchase 30,000 shares of the Company's common stock pursuant to the terms of the Company's 1997 Long-Term Incentive Plan, as amended.

         The employment agreement is for an initial term of one year, subject to earlier termination, and will be automatically extended for one additional year unless either party gives written notice of termination at least 60 days prior to the expiration of the term.

         The employment agreement provides that if Mr. Evans's employment is terminated without Cause (as defined in the employment agreement), Mr. Evans will receive a severance payment equal to his base salary for a period of twelve months following termination, any accrued but unpaid salary and annual bonus through and including the effective date of the termination of his employment (determined on a pro rata basis for the number of days of the fiscal year for which he was employed by the Company), such annual bonus to be paid following /the Compensation Committee's determination of his annual bonus, if any, for the fiscal year in which the termination of employment occurred, and other employee benefits to which he was entitled on the date of the termination of his employment in accordance with the terms of the applicable plans.

         The employment agreement also provides Mr. Evans with certain benefits, including participation in the Company's employee benefit plans generally available to executive officers of the Company. The employment agreement also contains, among other things, confidentiality, noncompete and nonsolicitation covenants from Mr. Evans.

         A copy of the employment agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WHITEHALL JEWELLERS, INC.
                                             (Registrant)


                                      By:  /s/ John R. Desjardins
                                           -------------------------------
                                              John R. Desjardins
                                              Executive Vice President
                                              and Chief Financial Officer
Date: June 13, 2005



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                                  EXHIBIT INDEX

     The following exhibit is furnished herewith as noted below.

Exhibit No.    Exhibit
-----------    -------

  10.1 Employment Agreement, dated June 10, 2005, between the Company and Robert Evans